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                                                                     Exhibit 23a




INDEPENDENT AUDITORS' CONSENT

MFIC Corporation

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of MFIC Corporation on Form S-8 of our report, dated February 27, 2002 except for Note 7, as to which, the date is March 29, 2002, appearing in the Annual Report on Form 10-K of MFIC Corporation for the year ended December 31, 2001.

/s/ Brown & Brown, LLP
Boston, Massachusetts
April 9, 2002